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                                                                   Exhibit 10.3

                                  EXHIBIT A
                            MASTER LEASE AGREEMENT

MASTER LEASE AGREEMENT ("Master Agreement") made as of November 30, 1998, between VARILEASE CORPORATION, a Michigan corporation, having its chief executive offices at 28525 Orchard Lake Road, Farmington Hills, MI 48334 ("Lessor") and PHARMAPRINT INC., a Delaware corporation having its chief executive offices at 4 Park Plaza, Suite 1900, Irvine, CA 92614 ("Lessee").

1.       LEASE

On the terms and conditions of this Master Agreement, Lessor shall lease to Lessee, and Lessee shall hire from Lessor, the items of personal property described in the Schedule(s) (collectively the "Equipment", and individually an "Item") which shall incorporate this Master Agreement. Each Schedule shall constitute a separate and independent lease and contractual obligation of Lessee. The term "Lease" shall refer to an individual Schedule which incorporates this Master Agreement. In the event of a conflict between this Master Agreement and any Schedule, the language of the Schedule shall prevail. The Lease shall be effective upon execution by Lessor at its offices.

2.       TERM

(a) The term of the Lease shall be comprised of a Delivery Term, Installation Term and Base Term. The Delivery Term for each Item shall commence on the date the Item is delivered to Lessee and shall end on the Installation Date. The Installation Term shall commence on the Installation Date and terminate on the first day of the month following the Installation Date for the last Item to be installed (the "Base Term Commencement Date"). The Base Term of the Lease shall begin on the Base Term Commencement Date, and may, subject to Subsection 2(b), terminate on the last day of the last month of the Base Term. The date of installation (the "Installation Date") for any Item shall be the earlier of either (i) the date on which the entity responsible for installing such Item certifies that the Item is installed and placed in good working order, or (ii) if Lessee has caused a delay in the installation of an Item, seven days from the date the Item is delivered to the equipment location specified in the Schedule, or (iii) if Lessee is to install the Item, the seventh day after delivery. In the event the Equipment is already installed at the equipment location of Lessee and has been previously paid for by Lessee, the Installation Date shall be the date on which the Lessor pays Lessee for the Equipment.

(b) A Lease may be terminated as of the last day of the last month of the Base Term by written notice given by either Lessor or Lessee not less than six (6) months prior to the date of termination of the Base Term. If the Lease is not so terminated at the end of the Base Term, the Base Term shall be automatically extended for successive six (6) month periods until such six (6) month notice is given. The Base Monthly Rental, as hereinafter defined, shall continue to be due and payable by Lessee until the Equipment is redelivered to Lessor upon the termination of the Base Term or any extension term, and throughout any such extension term(s). No notice of termination may be revoked without the written consent of the other party.

3.       RENTAL

(a) The rental amount payable to Lessor by Lessee for the Equipment will be as set forth on the Schedule ("Base Monthly Rental"). As rent for Equipment, Lessee shall pay Lessor in immediately available funds and in advance on the Base Term Commencement Date and on the first business day of each month during the Base Term of the Lease the Base Monthly Rental, per month, and (ii) on the Installation Date an amount equal to 1/30th of the Base Monthly Rental for each Item times the number of days which will elapse from the Installation Date of such Item to the Base Term Commencement Date of the Lease. Each remittance from Lessee to Lessor shall contain information as to the Lease for which payment is made.

(b) For any payment of rent or other amount due under a Lease which is past due for more than five (5) days, interest shall accrue at the rate of 2% per month, from the date such payment was due until payment is received by Lessor, or if such rate shall exceed the maximum rate of interest allowed by law, then at such maximum rate.

4.       TAXES

Lessee shall reimburse Lessor for (or pay directly, but only if instructed by Lessor) all taxes, fees, and assessments that may be imposed by any taxing authority on the Equipment, on its purchase, ownership, delivery, possession, operation, rental, return to Lessor or its purchase by Lessee (collectively, Taxes); provided, however, that Lessee shall not be liable for any such Taxes (whether imposed by the United States of America or by any other domestic or foreign taxing authority) imposed on or measured by Lessor's net income or tax preference items. Lessee's obligation includes, but is not limited to, the obligation to pay all license and registration fees and all sales, use, personal property, recordation and other taxes and governmental charges, together with any penalties, fines and interest thereon, that may be imposed during the Base Term of the applicable Schedule. Lessor shall report and file any and all Taxes and shall invoice Lessee for same. Lessee shall promptly reimburse Lessor for all Taxes and hold Lessor harmless with respect to any non-payment

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thereof.

5.       NET LEASE

The Lease is a net lease, it being the intention of the parties that all costs, expenses and liabilities associated with the Equipment or its lease shall be borne by Lessee. Lessee's agreement to pay all obligations under the Lease, including but not limited to Base Monthly Rental, is absolute and unconditional and such agreement is for the benefit of Lessor and its Assignees). Lessee's obligations shall not be subject to any abatement, deferment, reduction, setoff, defense, counterclaim or recoupment for any reason whatsoever. Except as may be otherwise expressly provided in the Lease, it shall not terminate, nor shall the obligations of Lessee be affected by reason of any defect in or damage to, or any loss or destruction of, or obsolescence of, the Equipment or any Item from any cause whatsoever, or the interference with its use by any private person, corporation or governmental authority, or as a result of any war, riot, insurrection or an Act of God. It is the express intention of Lessor and Lessee that all rent and other sums payable by Lessee under the Lease shall be, and continue to be, payable in all events throughout the term of the Lease. The Lease shall be binding upon the Lessee, its successors and permitted assigns and shall inure to the benefit of Lessor and its Assignee(s).

6.       INSTALLATION, RETURN AND USE OF EQUIPMENT

(a) Upon delivery of the Equipment to Lessee, Lessee shall pay all transportation, installation, rigging, packing and insurance charges with respect to the Equipment. In the case of a sale and leaseback transaction, Lessee shall, upon the request of Lessor, certify the date the Equipment was first put into use. Lessee will provide the required electric current and a suitable place of installation for the Equipment with all appropriate facilities as specified by the manufacturer. No cards, tapes, disks, data cells or other input/output and storage media may be used by Lessee to operate any Item unless it meets the specifications of the manufacturer. Lessee agrees that it will not install, or permit the installation of the Equipment without Lessor's consent, which consent shall not be unreasonably withheld or delayed.

(b) Lessee shall, at all times during the term of the Lease, be entitled to unlimited use of the Equipment. Lessee will at all times keep the Equipment in its sole possession and control; provided Lessee shall be permitted to place the Equipment in the manufacturing facilities of third the parties with the consent of Lessor which consent shall not be unreasonably withheld or delayed. The Equipment shall not be moved from the location stated in the Schedule without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed, and in no event shall the Equipment be moved outside the continental, contiguous United States. Lessee will comply with all laws, regulations, and ordinances, and all applicable requirements of the manufacturer of the Equipment which apply to the physical possession, use, operation, condition, and maintenance of the Equipment. Lessee agrees to obtain all permits and licenses necessary for the operation of the Equipment.

(c) Lessee shall not without the prior written consent of Lessor, affix or install any accessory, feature, equipment or device to the Equipment or make any improvement, upgrade, modification, alteration or addition to the Equipment the cost of which is in excess of $50,000.00 (any such accessory, feature, equipment, device or improvement, upgrade, modification, alteration or addition affixed or installed is an "Improvement"). Title to all Improvements shall, without further act, upon the making, affixing or installation of such Improvement, vest solely in Lessor, except such Improvements as may be readily removed without causing material damage to the Equipment and without in any way affecting or impairing the originally intended function, value or use of the Equipment. Removal of the Improvement shall be performed by the manufacturer or other party acceptable to the Lessor, at the sole expense of Lessee. Provided the Equipment is returned to Lessor in the condition required by the Lease, including, but not limited to coverage under the manufacturer's standard maintenance contract, title to the Improvement shall vest in the Lessee upon removal. Any Improvement not removed from the Equipment prior to return shall at Lessor's option remain the property of Lessor and shall be certified for maintenance by the manufacturer, at Lessee's expense.

         Lessee shall notify Lessor in writing no less than 30 days prior to the desired installation date of the type of Improvement Lessee desires to obtain. Lessor may, at any time within 10 days after receipt of the notice offer to provide the Improvement to Lessee upon terms and conditions to be mutually agreed upon. Lessee shall notify Lessor of any third party offers and shall lease the Improvement from Lessor if Lessor meets the terms of the third party offer.

         If Lessee leases an Improvement from Lessor, such lease shall be under a separate Schedule, the Improvement shall not be placed in service by Lessee prior to acquisition by Lessor, and Lessee shall execute and deliver any document necessary to vest title to such Improvement in Lessor.

         During the term of the Lease term and any renewal term, Lessee shall cause all Improvements to be maintained, at Lessee's expense, in accordance with the requirements of Section 7. Unless otherwise agreed to by Lessor, upon the expiration or earlier termination of the term of the Lease, any Improvement shall be de-installed and removed from the Equipment by the manufacturer or other party acceptable to Lessor, at Lessee's expense. If the Improvement is removed, the Equipment shall be restored to its unmodified condition and shall be certified for maintenance by the manufacturer, at Lessee's expense.

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         In the event an Improvement is provided to Lessee by a party other than
         Lessor, Lessee shall cause such party to execute and deliver to Lessor such documents as shall be reasonably required by Lessor to protect the interests of Lessor and any Assignee in the Equipment, this Master Agreement and any Schedule.

(d) Lessee shall, at the termination of the Lease, at its expense, de-install, pack and return the Equipment to Lessor at such location within the continental United States as shall be designated by Lessor in the same operating order, repair, condition and appearance as of the Installation Date, reasonable wear and tear excepted, with all current engineering changes prescribed by the manufacturer of the Equipment or a maintenance contractor approved by Lessor (the "Maintenance Organization") incorporated in the Equipment. Until the return of the Equipment to Lessor, Lessee shall be obligated to pay the Base Monthly Rental and all other sums due under the Lease. Upon redelivery to Lessor, Lessee shall arrange and pay for such repairs (if any) as are necessary for the manufacturer of the Equipment to accept the Equipment under a maintenance contract at its then standard rates.

7.       MAINTENANCE AND REPAIRS

Lessee shall, during the term of the Lease, maintain in full force and effect a contract with the manufacturer of the Equipment or Maintenance Organization covering at least prime shift maintenance of the Equipment. Lessee upon request shall furnish Lessor with a copy of such maintenance contract as amended or supplemented. During the term of the Lease, Lessee shall, at its expense, keep the Equipment in good working order, repair, appearance and condition and make all necessary adjustments, repairs and replacements, all of which shall become the property of Lessor. Lessee shall not use or permit the use of the Equipment for any purpose for which, in the opinion of the manufacturer of the Equipment or Maintenance Organization, the Equipment is not designed or intended.

8.       OWNERSHIP, LIENS AND INSPECTIONS

(a) Lessee shall keep the Equipment free from any marking or labeling which might be interpreted as a claim of ownership by Lessee or any party other than Lessor and its Assignee(s), and shall aux and maintain tags, decals or plates furnished by Lessor on the Equipment indicating ownership and title to the Equipment in Lessor or its Assignee(s). Upon reasonable notice to Lessee, Lessor or its agents shall have access to the Equipment and Lessee's books and records with respect to the Lease and the Equipment at reasonable times for the purpose of inspection and for any other purposes contemplated by the Lease, subject to the reasonable security requirements of Lessee.

(b) Lessee shall execute and deliver such instruments, including Uniform Commercial Code financing statements, as are required to be filed to evidence the interest of Lessor and its Assignee(s) in the Equipment or the Lease. Lessee has no interest in the Equipment except as expressly set forth in the Lease, and that interest is a lease-hold interest. Lessor and Lessee agree, and Lessee represents for the benefit of Lessor and its Assignees) that the Lease is intended to be a "finance lease" and not a "lease intended as security " as those terms are used in the Uniform Commercial Code; and that the Lease is intended to be a "true lease" as the term is commonly used under the Internal Revenue Code of 1986, as amended.

(c) LESSEE SHALL NOT TAKE ANY ACTION WHICH WILL CAUSE THE LEASE, THE EQUIPMENT AND ANY IMPROVEMENTS TO BE SUBJECT TO LIENS AND ENCUMBRANCES OF WHATSOEVER KIND (EXCEPT THOSE CREATED BY LESSOR) AND LESSEE SHALL NOT ASSIGN THE LEASE OR ANY OF ITS RIGHTS UNDER THE LEASE OR SUBLEASE ANY OF THE EQUIPMENT OR GRANT ANY RIGHTS TO THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. No permitted assignment or sublease shall relieve Lessee of any of its obligations under the Lease and Lessee agrees to pay all costs and expenses Lessor may incur in connection with such sublease or assignment. Lessee grants to Lessor the right of first refusal on any sublease or other grant of Lessee's rights to the Equipment. Notwithstanding the foregoing or anything in this Master Agreement to the contrary, Lessee may assign its rights hereunder by operation of law (e.g. change of control) so long as the assignee is, in Lessor's reasonable judgment, of a creditworthiness equal to or greater than Lessee.

9.       DISCLAIMER OF WARRANTIES

(a) LESSOR LEASES THE EQUIPMENT "AS IS," AND BEING NEITHER THE MANUFACTURER OF THE EQUIPMENT NOR THE AGENT OF EITHER THE MANUFACTURER OR SELLER, LESSOR DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OR PERFORMANCE OF THE EQUIPMENT, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WITH RESPECT TO PATENT INFRINGEMENTS OR THE LIKE. LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY CLAIM, LOSS OR DAMAGE OF ANY KIND OR NATURE WHATSOEVER, NOR SHALL THERE BE ANY ABATEMENT OF RENTAL FOR ANY REASON INCLUDING CLAIMS ARISING OUT OF OR IN CONNECTION WITH (i) THE DEFICIENCY OR INADEQUACY OF THE EQUIPMENT FOR ANY PURPOSE, WHETHER OR NOT KNOWN OR DISCLOSED TO LESSOR, (ii) ANY DEFICIENCY OR DEFECT IN THE EQUIPMENT,
         (iii) THE USE OR PERFORMANCE OF THE EQUIPMENT, OR (iv) ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL LOSS OR


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         DAMAGE,  WHETHER OR NOT RESULTING FROM ANY OF THE FOREGOING.

(b) For the term of the Lease, Lessor assigns to Lessee (to the extent possible), and Lessee may have the benefit of, any and all manufacturer's warranties, service agreements and patent indemnities, if any, with respect to the Equipment; provided, however, that Lessee's sole remedy for the breach of any such warranty, indemnification or service agreement shall be against the manufacturer of the Equipment and not against Lessor, nor shall any such breach have any effect whatsoever on the rights and obligations of Lessor or Lessee with respect to the Lease.

(c) NO REPRESENTATIONS OR WARRANTIES OF THE MANUFACTURER OR DISTRIBUTOR OF THE EQUIPMENT, OR ANY OTHER THIRD PARTY, CAN BIND LESSOR, AND LESSEE ACKNOWLEDGES AND AGREES THAT LESSOR SHALL HAVE NO OBLIGATIONS WITH RESPECT TO THE EQUIPMENT EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR OTHER DOCUMENT EXECUTED BY LESSOR.

10.      ASSIGNMENT

(a) Lessee acknowledges and understands that Lessor may assign to a successor, financing lender and/or purchaser (the "Assignee"), all or any part of the Lessor's right, title and interest in and to the Lease and the Equipment and Lessee hereby consents to such assignments). In the event Lessor transfers or assigns, or retransfers or reassigns, to an Assignee all or part of Lessor's interest in the Lease, the Equipment or any sums payable under the Lease, whether as collateral security for loans or advances made or to be made to Lessor by such Assignee or otherwise, Lessee covenants that, upon receipt of notice of any such transfer or assignment and instructions from Lessor,

         (i) Lessee shall, if so instructed, pay and perform its obligations under the Lease to the Assignee (or to any other party designated by Assignee), and shall not assign the Lease or any of its rights under the Lease or permit the Lease to be amended, modified, or terminated without the prior written consent of Assignee; and

         (ii) Lessee's obligations under the Lease with respect to Assignee shall be absolute and unconditional and not be subject to any abatement, reduction, recoupment, defense, offset or counterclaim for any reason, alleged or proven, including, but not limited to, defect in the Equipment, the condition, design, operation or fitness for use of the Equipment or any loss or destruction or obsolescence of the Equipment or any part, the prohibition of or other restrictions against Lessee's use of the Equipment, the interference with such use by any person or entity, any failure by Lessor to perform any of its obligations contained in the Lease, any insolvency or bankruptcy of Lessor, or for any other cause; and

         (iii) Lessee shall, upon request of Lessor, submit documents and certificates as may be reasonably required by Assignee to secure and complete such transfer or assignment, including but not limited to the documents set forth in Section 15(c) of this Master Agreement.

         (iv) Lessee shall deliver to Assignee copies of any notices which are required under the Lease to be sent to Lessor, and

         (v) Lessee shall, if requested, restate to Assignee the representations, warranties and covenants contained in the Lease (upon which Lessee acknowledges Assignee may rely) and shall make such other representations, warranties and covenants to Assignee as may be reasonably required to give effect to the assignment.

(b) Lessor shall not make an assignment or transfer to any Assignee who shall not agree that, so long as Lessee is not in default under the Lease, such Assignee shall take no action to interfere with Lessee's quiet enjoyment and use of the Equipment in accordance with the terms of the Lease. No such assignment or conveyance shall relieve Lessor of its obligations under the Lease and Lessee agrees it shall not look to any Assignee to perform any of Lessor>s obligations under the Lease. No such assignment shall increase Lessee's obligations nor decrease Lessee's rights hereunder.

11.      QUIET ENJOYMENT

Lessor covenants that so long as Lessee is not in default under a Lease, Lessor shall take no action to interfere with Lessee's possession and use of the Equipment subject to and in accordance with the provisions of the Lease.

12.      INDEMNIFICATION

Except for the sole and gross negligence or willful misconduct of Lessor or Assignee, Lessee shall and does agree to indemnity, protect defend, save and keep harmless Lessor and its Assignee(s) from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, or expenses of any kind and nature whatsoever, including but not limited to reasonable attorneys fees, including without limitation reasonable attorneys fees in connection with the enforcement of this indemnification, which may be imposed upon, incurred by or asserted against Lessor or its Assignee(s) in any way relating to or arising out of the Lease, the


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manufacture, ownership, lease, possession, use, condition, operation, or accident in connection with the Equipment (including, without limitation, those claims based on latent and other defects, whether or not discoverable, or claims based on strict liability, or any claim for patent, trademark or copyright infringement). Lessor's rights arising from this Section shall survive the expiration or other termination of the Lease. Nothing in this Section shall limit or waive any right of Lessee to proceed against the manufacturer of the Equipment.

13.      RISK OF LOSS

(a) Lessee assumes and shall bear the entire risk of loss and damage, whether or not insured against, of the Equipment from any and every cause whatsoever as of the date the Equipment is delivered to Lessee.

(b) In the event of loss or damage of any kind to any Item, Lessee shall use all reasonable efforts to place the Item in good repair, condition and working order to the reasonable satisfaction of Lessor within ninety (90) days of such loss or damage, unless the manufacturer of the Equipment determines that such Item has been irreparably damaged, in which case Lessee shall, within ten (10) days of the manufacturer's determination of irreparable loss, make its election to either pay Lessor the Stipulated Loss Value (as set forth in Attachment A to this Master Agreement) for the irreparably damaged Item or replace the irreparably damaged Item, all as provided in this Section. To the extent that the Item is damaged but not irreparably damaged and if Lessee is entitled, pursuant to the insurance coverage, to obtain proceeds from such insurance for the repair of the Item, Lessee (provided no Event of Default has occurred under the Lease) may arrange for the disbursement of such proceeds to the manufacturer or other entity approved by Lessor to perform the repairs to pay the cost of repair. However, Lessee's obligation to timely repair the damaged Item is not contingent upon receipt of such insurance proceeds.

(c) In the event that Lessee elects to pay Lessor the Stipulated Loss Value for the irreparably damaged Item, Lessee shall (i) pay such amount (computed as of the first day of the month following the determination of the irreparable damage by the manufacturer) to Lessor on the first day of the month following the election by Lessee as provided in (b) above, (ii) pay all Base Monthly Rental for the Item up to the date that the Stipulated Loss Value is paid to Lessor, and (iii) arrange with the applicable insurance company (with the consent of Lessor) for the disposition of the irreparably damaged Item. If not all the Equipment is irreparably damaged, the Value for Calculation of Stipulated Loss Value ("Value") as set forth on the Schedule for the irreparably damaged Item shall be multiplied by the applicable percentage set forth in Attachment A to compute the Stipulated Loss Value for such irreparably damaged Item, and the Base Monthly Rental for the undamaged Equipment remaining due (after payment of the Stipulated Loss Value for the irreparably damaged Item) shall be that amount resulting from multiplying the original Base Monthly Rental by the ratio of the Value of the undamaged Equipment divided by the Value for all the Equipment prior to the damage.

(d) If Lessee elects to replace the irreparably damaged Item, Lessee shall continue all payments under the Lease without interruption, as if no such damage, loss or destruction had occurred, and shall replace such irreparably damaged Item, paying all such costs, associated with the replacement, and Lessee shall be entitled to insurance proceeds up to the amount expended by Lessee in effecting the replacement. Lessee shall within twenty (20) days following the date of determination of irreparable damage by the manufacturer, effect the replacement by replacing the irreparably damaged Item with a "Replacement Item" so that Lessor has good, marketable and unencumbered title to such Replacement Item. The Replacement Item shall have a fair market value equal to or greater than the Item replaced, and anticipated to have a fair market value at the expiration of the Base Term equal to the fair market value that the replaced Item would have had at the end of the Base Term, and be the same manufacture, model and type and of at least equal capacity to the Item for which the replacement is being made. Upon delivery, such Replacement Item shall become subject to all of the terms and conditions of the Lease. Lessee shall execute all instruments or documents necessary to effect the foregoing.

(e) For purposes of this Lease, the term "fair market value" shall mean the price of the Equipment delivered and installed at Lessee's location that would be obtained in an arm's-length transaction between an informed and willing buyer-lessee under no compulsion to buy or lease and an informed and willing seller-lessor under no compulsion to sell or lease. If Lessor and Lessee are unable to agree upon fair market value, such value shall be determined, at Lessee's expense, in accordance with the foregoing definition, by three independent appraisers, one to be appointed by Lessee, one to be appointed by Lessor and the third to be appointed by the first two.

14.      INSURANCE

During the term of the Lease, Lessee, at its own expense, shall maintain in regard to the Equipment all risk insurance (in an amount not less than the Stipulated Loss Value as identified on Attachment A) and comprehensive public liability insurance in amounts and with carriers reasonably satisfactory to Lessor. Any such insurance shall name Lessor and the Assignee(s) as additional insured and, as for the all risk insurance, loss payees as their interests may appear. All such insurance shall provide that it may not be terminated, canceled or altered without at least thirty (30) days' prior written notice to Lessor and its Assignee(s). Coverage afforded to Lessor shall not be rescinded, impaired, or invalidated by any act or neglect of Lessee. Lessee agrees to supply to Lessor, upon request, evidence of such insurance. Unless Lessee is in default, Lessee shall be entitled to any surplus of insurance proceeds after the Equipment is repaired as required hereunder.

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15.      REPRESENTATIONS AND WARRANTIES OF LESSEE; FINANCIAL STATEMENTS

(a) Lessee represents and warrants to Lessor and its Assignees) (i) that the execution, delivery and performance of this Master Agreement and the Lease was duly authorized and that upon execution of this Master Agreement and the Lease by Lessee and Lessor, the Master Agreement and the Lease will be in full force and effect and constitute a valid legal and binding obligation of Lessee, and enforceable against Lessee in accordance with their respective terms; (ii) the Equipment is accurately described in the Lease and all documents of Lessee relating to the Lease; (iii) that Lessee is in good standing in the jurisdiction of its incorporation and in any jurisdiction in which any of the Equipment is located; (iv) that no consent or approval of, giving of notice to, registration with, or taking of any other action in respect of, any state, federal or other government authority or agency is required with respect to the execution, delivery and performance by the Lessee of this Master Agreement or the Lease or, if any such approval, notice, registration or action is required, it has been obtained; (v) that the entering into and performance of this Master Agreement and the Lease will not violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Articles of Incorporation or Bylaws or result in any breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any assets of Lessee or upon the Equipment pursuant to any instrument to which Lessee is a party or by which it or its property may be bound; (vi) there are no actions, suits or proceedings pending, or to the knowledge of Lessee, threatened, before any court or administrative agency, arbitrator or governmental body which will, if determined adversely to Lessee, materially adversely affect its ability to perform its obligations under the Lease or any related agreement to which it is a party, (vii) that aside from the Master Agreement and the Lease there are no additional agreements between Lessee and Lessor relating to the Equipment, and (viii) that any and all financial statements and other information with respect to Lessee supplied to Lessor at the time of execution of the Lease and any amendment, are true and complete in all material respects. The foregoing representations and warranties shall survive the execution and delivery of the Lease and any amendments hereto and shall upon the written request of Lessor, be made to Lessor's Assignee(s).

(b) Prior to and during the term of the Lease, Lessee will furnish Lessor with Lessee's audited financial statements as filed with the SEC. If Lessee is a subsidiary of another company, Lessee shall supply such company's financial statements and guarantees as are reasonably acceptable to Lessor. Lessor's obligations to perform under any Lease is subject to the condition that the financial statements furnished to Lessor by Lessee present the financial condition and results of operations of Lessee and its affiliated corporations, if any, and any guarantor of Lessee's obligations under any Lease, as of the date of such financial statements. Lessee shall also provide Lessor with such other statements concerning the Lease and the condition of the Equipment as Lessor may from time to time request.

(c) Upon Lessor's request, Lessee shall, with respect to each Lease, deliver to Lessor (i) a certificate of a secretarial officer of Lessee certifying the bylaws, resolutions (specific or general) or corporate action authorizing the transactions contemplated in the Lease; (ii) an incumbency certificate certifying that the person signing this Master Agreement and the Lease holds the office the person purports to hold and has authority to sign on behalf of Lessee; (iii) an opinion of Lessee's counsel with respect to the representations in Section 15(a)
         (i), (iii), (iv) and (v), with appropriate qualifications and limitationsa; (iv) an agreement with Lessor's Assignee with regard to any assignment as referred to in Section 10; (v) the purchase documents if Lessee has sold or assigned its interest in the Equipment to Lessor,
         (vi) an insurance certificate evidencing the insurance provided by Lessee pursuant to Section 14; and (vii) an Installation Certificate duly executed by Lessee. Failure by Lessee to deliver any of these documents when due shall operate, at Lessor's option, to continue the Installation Term for the Lease thus delaying the Base Term Commencement Date, or to increase the Base Monthly Rental to recover costs incurred by Lessor consequent to the delay or the termination of the Lease as provided in Section 16.

16.      DEFAULT, REMEDIES

(a)      The following shall be deemed "Events of Default" under the Lease:

         (1) Lessee fails to pay any installment of rent or other charge or amount due under the Lease within ten (10) days after notice that such payment is overdue; or

         (2) Except as expressly permitted in the Lease, Lessee attempts to remove, sell encumber, assign or sublease or fails to insure any of the Equipment, or fails, within ten (10) days written notice, to deliver any documents required from Lessee under the Lease; or

         (3) Any representation or warranty made by Lessee or Lessee's guarantor in the Lease or any document supplied in connection with the Lease or any financial statement is misleading or materially inaccurate; or

         (4) Lessee fails to observe or perform any of the other obligations required to be observed by Lessee under the Lease within thirty (30) days of Lessee's first knowledge of such failure; or

         (5) Lessee or Lessee's guarantor ceases doing business as a going concern; makes an assignment for the benefit of creditors; admits in writing its inability to pay its debts as they become due; files a voluntary petition in bankruptcy; is adjudicated a bankrupt or an insolvent; files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting or fails to deny the material allegations of a petition filed against it in any such proceeding; consents to or acquiesces in the appointment of a trustee, receiver, or liquidator for it or of all or any substantial part of its assets or properties, or if it or its trustee, receiver, liquidator or shareholders shall take any action to effect its dissolution or liquidation; or

         (6) If within sixty (60) days after the commencement of any proceedings against Lessee or Lessee's guarantor seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within thirty (30) days after the appointment (with or without Lessee's or Lessee's guarantor's consent) of any trustee, receiver or liquidator of it or all of or any substantial part of its respective assets and properties, such appointment shall not be vacated.

(b) Upon the happening of any Event of Default, Lessor may declare the Lessee to be in default. Lessee authorizes Lessor at any time thereafter, with or without terminating the Lease, to enter any premises where the Equipment may be and take possession of the Equipment. Lessee shall, upon such declaration of default, without further demand, immediately pay Lessor an amount which is equal to (i) any unpaid amount due on or before Lessor declared the Lease to be in default, plus (ii) as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Stipulated Loss Value for the Equipment computed as of the date the last Base Monthly Rental payment was due prior to the date Lessor declared the Lease to be in default, together with interest, as provided herein, plus (iii) all attorney and court costs incurred by Lessor relating to the enforcement of its rights under the Lease. After an Event of Default, at the request of Lessor and to the extent requested by Lessor, Lessee shall immediately comply with the provisions of Section 6(d) and Lessor may sell the Equipment at private or public sale, in bulk or in parcels, with or without notice, without having the Equipment present at the place of sale; or Lessor may lease, otherwise dispose of or keep idle all or part of the Equipment, subject, however, to its obligation to mitigate damages. The proceeds of sale, lease or other disposition, if any, of the Equipment shall be applied: (1) to all Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of the Equipment including attorney fees; then (2) to the extent not previously paid by Lessee, to pay Lessor the Stipulated Loss Value for the Equipment and all other sums owed by Lessee under the Lease, including any unpaid rent which accrued to the date Lessor declared the Lease to be in default and indemnities then remaining unpaid under the Lease; then (3) to reimburse to Lessee Stipulated Loss Value previously paid by Lessee as liquidated damages; and (4) any surplus shall be retained by Lessor. Lessee shall pay any deficiency in (1) and (2) immediately. The exercise of any of the foregoing remedies by Lessor shall not constitute a termination of the Lease unless Lessor so notifies Lessee in writing. Lessor may also proceed by appropriate court action, either at law or in equity to enforce performance by Lessee of the applicable covenants of the Lease or to recover damages for the breach of the Lease.

(c) The waiver by Lessor of any breach of any obligation of Lessee shall not be deemed a waiver of any future breach of the same or any other obligation. The subsequent acceptance of rental payments under the Lease by Lessor shall not be deemed a waiver of any such prior existing breach at the time of acceptance of such rental payments. The rights afforded Lessor under Section 16 shall be cumulative and concurrent and shall be in addition to every other right or remedy provided for the Lease or now or later existing in law (including as appropriate all the rights of a secured party or lessor under the Uniform Commercial Code) or in equity and Lessor's exercise or attempted exercise of such rights or remedies shall not preclude the simultaneous or later exercise of any or all other rights or remedies.

(d) In the event Lessee shall fail to perform any of its obligations under the Lease, then Lessor may perform the same, but shall not be obligated to do so, at the cost and expense of Lessee. In any such event, Lessee shall promptly reimburse Lessor for any such costs and expenses incurred by Lessor.

17.      LESSOR'S TAX BENEFITS

Lessee acknowledges that Lessor shall be entitled to claim all tax benefits, credits and deductions related to the Equipment for federal income tax purposes including, without limitation: (i) deductions on Lessor's cost of the Equipment for each of its tax years during the term of the Lease under any method of depreciation or other cost recovery formula permitted by the Internal Revenue Code of 1986, as amended (hereinafter called the "Code"), and (ii) interest deductions as permitted by the Code on the aggregate interest paid to any Assignee (hereinafter collectively "Lessor's Tax Benefits"). Lessee agrees to take no action inconsistent (including the voluntary substitution of Equipment) with the foregoing or which would result in the loss, disallowance, recapture or unavailability to Lessor of Lessor's Tax Benefits. Lessee hereby indemnifies Lessor and its Assignee(s) from and against (a) any loss, disallowance, unavailability or recapture of Lessor's Tax Benefits resulting from any action or failure to act of Lessee, including replacement of the Equipment, plus (b) all interest, penalties, costs, (including attorney fees), or additions to tax resulting from such loss, disallowance, unavailability or recapture.

18.      GENERAL

(a) The Lease shall be deemed to have been made and delivered in the State of Michigan and shall be governed in all respects by the laws of such State. THE PARTIES HERETO AGREE THAT IN THE EVENT OF AN ALLEGED BREACH OF THIS AGREEMENT OR ANY DOCUMENTS RELATING THERETO BY EITHER PARTY, OR ANY CONTROVERSIES ARISE BETWEEN THE PARTIES RELATING TO THIS AGREEMENT OR ANY DOCUMENTS RELATING THERETO, AND SUCH BREACHES OR CONTROVERSIES ARE BROUGHT BEFORE ANY COURT, SUCH CONTROVERSIES SHALL BE TRIED BY A JUDGE ALONE. THE PARTES, HAVING HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOOSING, HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN ANY MATTER RELATING TO THIS AGREEMENT OR ANY DOCUMENTS RELATED THERETO.

(b) The Master Agreement and the Lease constitute the entire and only agreement between Lessee and Lessor with respect to the lease of the Equipment, and the parties have only those rights and have incurred only those obligations as specifically set forth herein. The covenants, conditions, terms and provisions may not be waived or modified orally and shall supersede all previous proposals, both oral and written, negotiations, representations, commitments or agreements between the parties. The Lease may not be amended or discharged except by a subsequent written agreement entered into by duly authorized representatives of Lessor and Lessee.

(c) All notices, consents or requests desired or required to be given under the Lease shall be in writing and shall be delivered in person or sent by certified mail, return, receipt requested, or by courier service to the address of the other party set forth in the introduction of the Master Agreement or to such other address as such party shall have designated by proper notice.

(d) Each Schedule shall be executed in three counterparts, consecutively numbered. To the extent, if any, that a Schedule constitutes chattel paper (as such term is defined in the Uniform Commercial Code) no security interest in the Schedule may be created through the transfer or possession of any counterpart other than Counterpart No. 1. The Master Agreement, in the form of a photocopy, is Exhibit A to the Schedule and is not chattel paper by itself.

(e) Section headings are for convenience only and shall not be construed as part of the Lease.

(f) It is expressly understood that all of the Equipment shall be and remain personal property, notwithstanding the manner in which the same may be attached or affixed to realty, and, upon Lessor's request, Lessee shall secure from its mortgagee, landlord or owner of the premises a waiver in form and substance reasonably satisfactory to Lessor.

(g) Lessor may upon written notice to Lessee advise Lessee that certain Items supplied to Lessee are leased to Lessor and supplied to Lessee under the Lease as a sublease. Lessee agrees to execute and deliver such acknowledgements and assignments in connection with such a Lease as are reasonably required. If, at any time during the term of the Lease, Lessor's right to lease the Equipment expires, Lessor may remove the Equipment from Lessee's premises and shall promptly provide identical substitute Equipment. All expenses of such substitution, including de-installation, installation and transportation expenses, shall be borne by Lessor.

(h) Prior to the delivery of any Item, the obligations of Lessor hereunder shall be suspended to the extent that it is hindered or prevented from complying therewith because of: labor disturbances, including strikes and lockouts; acts of God; fires; storms; accidents; failure to deliver any Item; governmental regulations or interferences or any cause whatsoever not within the sole control of Lessor.

(i) Any provision of the Master Agreement or any Schedule prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall be ineffective as to such jurisdiction without invalidating the remaining provisions of the Master Agreement and such Schedule.

(j) Although this Lease is the standard form used by Lessor to lease hardware equipment to Lessee, both Lessor and Lessee acknowledge that, with respect to any software which may be included as Equipment ("Software"), this Lease is a financing agreement whereby that portion of Lessee's Base Monthly Rental payment obligation applicable to any Software represents license fees which are being paid by Lessee in consideration for payment by Lessor to the software vendor ("Vendor") of the total license fee relating to any such Software. Neither Lessor nor Lessee have or were granted any ownership or other proprietary rights in the Software, and neither party purports to transfer any such rights to the other hereunder. Lessee has only those rights in the Software which were granted to Lessee pursuant to the software license agreement entered into directly between Vendor and Lessee ("License"). The terms of this Lease are applicable only as between Lessor (and any Assignee) and Lessee. The terms of the License are applicable only as between Lessee and Vendor, and Lessor does not assume and is not liable for any obligations under any of the provisions of the License. Lessee's Base Monthly Rental payment obligation is absolute and unconditional in all respects regardless of any problem Lessee may have with the Software, any dispute Lessee may have with the Vendor, any inability of Lessee to use the Software, or the exercise by Vendor of any remedies it may have pursuant to the License. Notwithstanding anything herein to the contrary, this Section 18(j) shall not apply to any Schedule which does not include any software.

(k) The parties agree that this is a "Finance Lease" as defined by section 2A-103(g) of the Uniform Commercial Code ("UCC"). Lessee acknowledges either (a) that Lessee has reviewed and approved any written Supply Contract (as defined by UCC 2-A- 103(y)) covering the Equipment purchased from the Supplier (as defined by UCC 2A-103(x)) thereof for lease to Lessee or (b) that Lessor has informed or advised Lessee, in writing, either previously or by Master Agreement Lease of the following: (i) the identity of the Supplier, (ii) that the Lessee may have rights under the Supply Contract; and (iii) that the Lessee may contact the Supplier for a description of any such rights Lessee may have under the Supply Contract.

(1) The parties acknowledge that serial numbers for one or more Items may be unavailable prior to execution of the applicable Schedule. In the event a Schedule fails to indicate a serial number for one or more Items, Lessee expressly consents to Lessor's unilateral amendment of the applicable Schedule to insert accurate serial numbers therein.

The parties have executed this Master Lease Agreement as of the date written above.

LESSOR:                                            LESSEE:

VARILEASE CORPORATION                              PHARMAPRINT

By:/s/ Gary F. Miller                              By: /s/ Phillip G. Trad
   ----------------------                             -------------------------
Name: Gary F. Miller                               Name: Phillip G. Trad
     --------------------                               -----------------------
By:  Senior  Vice President                        Title: Senior Vice President
     ----------------------                               ----------------------

If there are no Additional Provisions to this Master Lease Agreement, check here X . If there are Additional Provisions describe here:

                                                                     Page 1 of 3
                                 SCHEDULE NO. 01
                             dated December 19, 1998
                           incorporating by reference
                    Master Agreement dated November 30, 1998
                    between VARILEASE CORPORATION, as Lessor,
                        and PHARMAPRINT INC., as Lessee.


LESSEE AGREES TO LEASE THE DESCRIBED EQUIPMENT FROM LESSOR, AND LESSOR BY ACCEPTANCE OF THIS LEASE, AGREES TO LEASE THE EQUIPMENT TO LESSEE ON THE TERMS AND CONDITIONS SET FORTH IN THIS SCHEDULE AND THE MASTER AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE.

1.       EQUIPMENT DESCRIPTION:

                                                                                   Value for
                                                                                 Calculation
                           Model/                                                  of Stip.
QTY      MFGR              FEATURE          DESCRIPTION                           LOSS VALUE

2        Bosch             GKF 2000         Capsule Filler                      $  974,760.00
1        Bosch             KKE 2000         Check Weigher (Size Parts)          $   15,950.00
1        Bosch             KKE 2000         Check Weigher (Size Parts)                  N/C
2        Bosch             KKE 2000         Capsule Weigher                     $  539,800.00
1        Bosch             KKE 2000         Capsule Weigher                             N/C
                                            TOTAL                               $1,530,510.00


2.       BASE MONTHLY RENTAL:                        $36,992.43

3.       EQUIPMENT LOCATION:                         IPC, Inc.
                                                     1100 Enterprise Drive
                                                     Winchester, KY 40391

4.       EQUIPMENT RETURN LOCATION:                  To Be Advised

5.       EXPECTED DELIVERY DATE:                     Installed

6.       BASE TERM:                                  48 months

7. RIDERS: If there are no Riders, please check here: X . If there are Riders, attach and describe here:

8.       SPECIAL TERMS:

         1. EARLY TERMINATION OPTION. Provided no Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing, and provided Lessee has given Lessor at least 180 days prior written notice ("Notice"), Lessee shall have the option to terminate this Schedule, with respect to all, but not less than all, the Equipment, on the last day of the twenty-fourth month of the Base Term of the Lease ("Termination Date"). On or before the Termination Date, Lessee shall return the Terminated Items to Lessor and pay to Lessor an amount equal to 45.075% of the Original Cost of the Equipment.

Lessor /s/ G.P.M.                                             Lessee /s/ P.G.T.
      -----------                                                    ----------

THIS IS COUNTERPART NO. OF 3 SERIALLY NUMBERED COUNTERPARTS. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

         2. RENEWAL OPTION. Provided no Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing, Lessee shall have the option to extend the term of the Lease, for an additional term of either twelve (12) or twenty-four (24) months, as to all, but not less than all, of the Equipment at the end of the Base Term or any prior renewal term subject to the following terms and conditions: (i) Lessee must notify Lessor of its exercise of the option at least 180 days prior to the expiration of the Base Term;
(ii) all of the terms and conditions of the Lease, other than the Base Monthly Rental, which shall be the then Fair Rental Value of the Equipment at the commencement of such renewal term, shall remain the same. For purposes of this Renewal Option, the "Fair Rental Value" is defined as the value upon which a willing lessor and a willing lessee would agree, for the term involved, each respectively under no compulsion to lease. Fair Rental Value shall be determined by agreement of Lessor and Lessee, or, if they are unable to agree, Fair Rental Value shall be determined by an independent appraiser selected by Lessor and satisfactory to Lessee. The cost of such appraisal shall be borne equally by Lessor and Lessee.

         3. PURCHASE OPTION. Provided no Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing, and provided Lessee has given Lessor at least 180 days written notice prior to the expiration of the Base Term or any extension, Lessee shall have the option at the end of such Base Term or any extension to purchase all, but not less than all, of the Equipment for an amount equal to the then Fair Market Value of the Equipment. For purposes of this Purchase Option, "Fair Market Value" shall be defined as the purchase price of the Equipment (delivered and installed at Lessee's location) that would be obtained in an arm's length transaction between a willing seller and a willing purchaser, neither under a compulsion to buy or sell. In the event Lessor and Lessee cannot agree upon the Fair Market Value, then such amount shall be determined by an independent appraiser selected by Lessor but satisfactory to Lessee. The cost of such appraisal shall be borne equally by Lessor and Lessee. Upon receipt of the Fair Market Value, plus any taxes, Lessor shall execute and deliver to Lessee a bill of sale without representation or warranty except that the Equipment is free and clear of any liens, claims or encumbrances created by Lessor.

         4. LETTER OF CREDIT. Lessee hereby agrees, should it fail to achieve the credit targets outlined below ("Targets"), to arrange for a non-cancelable Letter of Credit ("LOC") to be issued in favor of Lessor or its assigns by a financial institution acceptable to Lessor, in an amount equal to 25% of the sum of all remaining unpaid rentals under the Lease. Failure to provide this LOC if the Targets are not met shall be deemed an immediate Event of Default hereunder. The form of the LOC must be acceptable to Lessor in its sole discretion. The Targets are as follows (capitalized terms herein shall have the same meaning as set forth in Lessee's Quarterly Financial Statements):

                  1. Lessee Earnings before deducting Interest, Taxes, Depreciation, Amortization and Rent, for the three (3) month period ending June 30, 1999 shall be equal to or greater than 100% of the Lessee's Fixed Charges, including lease rentals.

                  2. For the entire Base Term, the sum of Lessee's Cash and Cash Equivalent Assets shall equal or exceed the greater of Lessee's Accounts Payable or the Lessee's Operating Deficit for the prior six (6) months.

Lessor /s/ G.P.M.                                             Lessee /s/ P.G.T.
      -----------                                                    ----------


THIS IS COUNTERPART NO. OF 3 SERIALLY NUMBERED COUNTERPARTS. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

9.       LESSEE ADDRESS FOR NOTICES  (if different than Master Agreement):

Notwithstanding anything herein or in the Master Agreement to the contrary, Lessee acknowledges and agrees, that Lessor shall be entitled to claim for federal income tax purposes, without limitation, all benefits, credits and deductions related to the Equipment.

The undersigned Lessee acknowledges that this Schedule authorizes the Lessor or its agents or assignee(s) to sign and execute on its behalf any and all necessary documents to make public this lease transaction. The parties intend this transaction to be a true lease, but if any court or tribunal, having power to bind the parties, should conclude that all or part of this Schedule is not a true lease but is in the nature of a sale, consignment, or other transaction, the parties intend and the Lessee hereby grants a continuing security interest in the Equipment from the date of this Schedule to secure the payment of all Lessee's indebtedness to Lessor. In the event serial numbers for Items are unavailable upon execution hereof, Lessee authorizes Lessor to amend this Schedule by inserting correct serial numbers with respect to those Items.

THIS SCHEDULE TOGETHER WITH EXHIBIT A AND ANY ADDITIONAL PROVISION(S) REFERRED TO IN ITEM 7 CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE LESSOR AND LESSEE AS TO THE LEASE AND THE EQUIPMENT. LESSEE ACKNOWLEDGES THAT ON OR BEFORE LESSEE'S SIGNING OF THIS SCHEDULE IT RECEIVED A COPY OF THE CONTRACT EVIDENCING LESSOR'S ACQUISITION OF THE EQUIPMENT.

LESSOR:                                     LESSEE:

VARILEASE CORPORATION                       PHARMAPRINT INC.

By:   /s/ GARY F. MILLER                    By:  /s/ PHILLIP G. TRAD
   ---------------------------------           -------------------------------

Name:   GARY F. MILLER                      Name:  PHILLIP G. TRAD
   ---------------------------------           -------------------------------

Title:    SENIOR VICE PRESIDENT             Title: SENIOR VICE PRESIDENT
   ---------------------------------           -------------------------------


THIS IS COUNTERPART NO. OF 3 SERIALLY NUMBERED COUNTERPARTS. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                                 SCHEDULE NO. 02
                             dated December 19, 1998
                           incorporating by reference
                    Master Agreement dated November 30, 1998
                  between VARILEASE CORPORATION, as Lessor, and
                          PHARMAPRINT INC., as Lessee.

LESSEE AGREES TO LEASE THE DESCRIBED EQUIPMENT FROM LESSOR, AND LESSOR BY ACCEPTANCE OF THIS LEASE, AGREES TO LEASE THE EQUIPMENT TO LESSEE ON THE TERMS AND CONDITIONS SET FORTH IN THIS SCHEDULE AND THE MASTER AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE.

1. EQUIPMENT DESCRIPTION:


                                                                                           VALUE
                                                                                            FOR
                                                                                        CALCULATION
                                       MODEL/                                             OF STIP.
QTY      MFGR                          FEATURE          DESCRIPTION                     LOSS VALUE

1        Bosch                         GKF 2000         Capsule Filler                  $487,380.00

2.       BASE MONTHLY RENTAL:                           $11,779.97

3.       EQUIPMENT LOCATION:                            IPC, Inc.
                                                        1100 Enterprise Drive
                                                        Winchester, KY 40391

4.       EQUIPMENT RETURN LOCATION:                     To Be Advised

5.       EXPECTED DELIVERY DATE:                        December 31, 1998

6.       BASE TERM:                                     48 months

7.       RIDERS: If there are no Riders, please check here: X . If there are
Riders: attach and describe here:

8.       SPECIAL TERMS:


         l. EARLY TERMINATION OPTION. Provided no Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing, and provided Lessee has given Lessor at least 180 days prior written notice ("Notice"), Lessee shall have the option to terminate this Schedule, with respect to all, but not less than all, the Equipment, on the last day of the twenty-fourth month of the Base Term of the Lease ("Termination Date"). On or before the Termination Date, Lessee shall return the Terminated Items to Lessor and pay to Lessor an amount equal to 45.075% of the Original Cost of the Equipment.

Lessor /s/ not legible                              Lessee /s/ not legible
---------------------------                         ---------------------------


     THIS IS COUNTERPART NO. 3 OF 3 SERIALLY NUMBERED COUNTERPARTS. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

         2. RENEWAL OPTION. Provided no Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing, Lessee shall have the option to extend the term of the Lease, for an additional term of either twelve (12) or twenty-four (24) months, as to all, but not less than all, of the Equipment at the end of the Base Term or any prior renewal term subject to the following terms and conditions: (i) Lessee must notify Lessor of its exercise of the option at least 180 days prior to the expiration of the Base Term; (ii) all of the terms and conditions of the Lease, other than the Base Monthly Rental, which shall be the then Fair Rental Value of the Equipment at the commencement of such renewal term, shall remain the same. For purposes of this Renewal Option, the "Fair Rental Value" is defined as the value upon which a willing lessor and a willing lessee would agree, for the term involved, each respectively under no compulsion to lease. Fair Rental Value shall be determined by agreement of Lessor and Lessee, or, if they are unable to agree, Fair Rental Value shall be determined by an independent appraiser selected by Lessor and satisfactory to Lessee. The cost of such appraisal shall be borne equally by Lessor and Lessee.

         3. PURCHASE OPTION. Provided no Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing, and provided Lessee has given Lessor at least 180 days written notice prior to the expiration of the Base Term or any extension, Lessee shall have the option at the end of such Base Term or any extension to purchase all, but not less than all, of the Equipment for an amount equal to the then Fair Market Value of the Equipment. For purposes of this Purchase Option, "Fair Market Value" shall be defined as the purchase price of the Equipment (delivered and installed at Lessee's location) that would be obtained in an arm's length transaction between a willing seller and a willing purchaser, neither under a compulsion to buy or sell. In the event Lessor and Lessee cannot agree upon the Fair Market Value, then such amount shall be determined by an independent appraiser selected by Lessor but satisfactory to Lessee. The cost of such appraisal shall be borne equally by Lessor and Lessee. Upon receipt of the Fair Market Value, plus any taxes, Lessor shall execute and deliver to Lessee a bill of sale without representation or warranty except that the Equipment is free and clear of any liens, claims or encumbrances created by Lessor.

         4. LETTER OF CREDIT. Lessee hereby agrees, should it fail to achieve the credit targets outlined below ("Targets"), to arrange for a non-cancelable Letter of Credit ("LOC") to be issued in favor of Lessor or its assigns by a financial institution acceptable to Lessor, in an amount equal to 25% of the sum of all remaining unpaid rentals under the Lease. Failure to provide this LOC if the Targets are not met shall be deemed an immediate Event of Default hereunder. The form of the LOC must be acceptable to Lessor in its sole discretion. The Targets are as follows (capitalized terms herein shall have the same meaning as set forth in Lessee's Quarterly Financial Statements):

         1. Lessee Earnings before deducting Interest, Taxes, Depreciation and amortization, for the three (3) month period ending June 30, 1999 shall be equal to or greater than 100% of the Lessee's Fixed Charges, Including lease rentals.

         2. For the entire Base Term, the sum of Lessee's Cash as Equivalent Assets shall equal or exceed the greater of Lessee's Accounts Payable or the Lessee's r ting Deficit for the prior six (6) months.

Lessor /s/ not legible                              Lessee /s/ not legible
---------------------------                         ---------------------------

THIS IS COUNTERPART NO. 3 OF 3 SERIALLY NUMBERED COUNTERPARTS. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

9. LESSEE ADDRESS FOR NOTICES (if different than Master Agreement):

Notwithstanding anything herein or in the Master Agreement to the contrary, Lessee acknowledges and agrees, that Lessor shall be entitled to claim for federal income tax purposes, without limitation, all benefits, credits and deductions related to the Equipment.

The undersigned Lessee acknowledges that this Schedule authorizes the Lessor or its agents or assignee(s) to sign and execute on its behalf any and all necessary documents to make public this lease transaction. The parties intend this transaction to be a true lease, but if any court or tribunal, having power to bind the parties, should conclude that all or part of this Schedule is not a true lease but is in the nature of a sale, consignment, or other transaction, the parties intend and the Lessee hereby grants a continuing security interest in the Equipment from the date of this Schedule to secure the payment of all Lessee's indebtedness to Lessor. In the event serial numbers for Items are unavailable upon execution hereof, Lessee authorizes Lessor to amend this Schedule by inserting correct serial numbers with respect to those Items.

THIS SCHEDULE TOGETHER WITH EXHIBIT A AND ANY ADDITIONAL PROVISION(S) REFERRED TO IN ITEM 7 CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE LESSOR AND LESSEE AS TO THE LEASE AND THE EQUIPMENT. LESSEE ACKNOWLEDGES THAT ON OR BEFORE LESSEE'S SIGNING OF THIS SCHEDULE IT RECEIVED A COPY OF THE CONTRACT EVIDENCING LESSOR'S ACQUISITION OF THE EQUIPMENT.

LESSOR:                                     LESSEE

VARILEASE CORPORATION                       PHARMAPRINT INC.

By:/s/ Gary F. Miller                       By: /s/ Phillip G. Trad
   --------------------                        -------------------------
Name: Gary F. Miller                        Name: Phillip G. Trad
     ------------------                         ------------------------
Title: Senior Vice President                Title: Senior Vice President
     ----------------------                       ----------------------

THIS IS COUNTERPART NO. 3 OF 3 SERIALLY NUMBERED COUNTERPARTS. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                            INSTALLATION CERTIFICATE

                               FOR SCHEDULE NO. 02
                             dated December 19, 1998
                           incorporating by reference
                    Master Agreement dated November 30, 1998
                    between VARILEASE CORPORATION, as Lessor,
                        and PHARMAPRINT INC., as Lessee.

Lessee hereby certifies (i) that the Items of Equipment described below have been delivered to the specified Equipment Location, and inspected by Lessee and have been found to be in good order as of the Installation Date, and (ii) that the quantity, description, and serial numbers as indicated below are true and correct.

                  MODEL/                              SERIAL
QTY      MFGR     FEATURE       DESCRIPTION           NUMBER

1        Bosch    GKF 2000      Capsule Filler

Installation Date:
                  -------------------------

Equipment Location:        IPC, Inc.
                           1100 Enterprise Drive
                           Winchester, KY 40391

Lessee hereby represents and warrants to Lessor that on the Installation Date:

           (1) The representations and warranties of Lessee contained in the Master Agreement and the Schedule are true and correct in all material respects as though made as of the Installation Date.

           (2) No Event of Default as defined in the Master Agreement has occurred and is continuing as of the Installation Date.

           (3) There are in full force and effect such insurance policies with resect to the Equipment as are required pursuant to the Master Agreement.

           (4) Lessee's agreement to pay all obligations under the Lease, including but not limited to Base Monthly Rental, is absolute and unconditional and shall not be subject to any abatement, deferment, reduction, setoff, defense, counterclaim or recoupment for any reason whatsoever.

                            LESSEE: PHARMAPRINT INC.

                            By: /s/ Phillip G. Trad
                               -------------------------
                            Name: Phillip G. Trad
                                 -----------------------
                            Title: Senior Vice President
                                  ----------------------

THIS IS COUNTERPART NO. 3 OF 3 SERIALLY NUMBERED COUNTERPARTS. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.